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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 31, 2002


                          Allied Waste Industries, Inc.


               (Exact name of registrant as specified in charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)


         0-19285                                      88-0228636

(Commission File Number)                  (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable
          (Former name or former address, if changed since last report)


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





Item 9.       Regulation FD Disclosure


Allied Waste Industries, Inc. (Allied or the Company) disclosed today the information discussed below.

Tom Van Weelden, Chairman and CEO, and Tom Ryan, CFO, plan to sign, without any reservations, the certification that the SEC has requested from the 945 largest U.S. corporations immediately following the filing of the Company's Form 10-Q for the quarter ended June 30, 2002.

The diligence process that Mr. Van Weelden and Mr. Ryan followed in preparation for signing the certification included (1) a comprehensive review of Allied's internal control environment, critical accounting practices and key judgment areas for the periods reflected in Allied's Form 10-K dated March 22, 2002, and Form 10-Q issued for the first quarter of 2002 with the company's key financial executives, (2) a personal review of the disclosures in these documents and (3) on July 29, 2002, conducted an in-process review with Allied's new independent auditors, PricewaterhouseCoopers (PWC), to understand PWC's views of their work to date on the re-audit of Allied's 2001 reported results.

As previously announced, Allied's Board of Directors, acting upon a recommendation of its Audit Committee, named PWC as the company's independent public accountant replacing Arthur Andersen LLP. While the Arthur Andersen audit of the 2001 financial statements was comprehensive and complete and resulted in a clean opinion, in order to provide investors with additional confidence, Allied management subsequently requested PWC to re-audit the company's financial statements for 2001.

Based on these reviews, Mr. Van Weelden and Mr. Ryan have concluded that there are no material facts that are untrue or omitted from the reports. The Audit Committee of the Board of Directors has been notified of this review and the related conclusions. The final step that will be completed, prior to signing the certification, is to conduct a thorough review of the disclosures in the second quarter 2002 Form 10-Q.

Allied had hoped to be in a position to announce a completed clean re-audit of 2001 as early as today. The Company cannot speak for PWC in advance of their formal opinion. In management's opinion, however, based on everything management has seen and discussed to date, it expects the results will confirm the earlier audited results of Arthur Andersen. The re-audit opinion issuance, however, has been delayed.

At noon yesterday, the Division of Corporation Finance of the SEC delivered a letter to Allied asking for responses to comments on several topics. Management believes Allied is not alone in receiving this type of communication, as the SEC has indicated they would review the 500 largest filers. Management is confident and believes it has very good responses that should satisfy all their questions. Management, of course, notified PWC of this communication immediately. Not surprisingly, PWC would like to see Allied's response to the SEC's questions before the completion of their work. Allied will request accelerated review from Corporation Finance. Management reiterates that the letter is from Corporation Finance and not the Enforcement Division.

In any other circumstance than the market today, this would be considered a routine inquiry from Corporation Finance and would not require disclosure. In this environment, and with the re-audit subject to potential delay, management feels it to be the right thing to do.

Recognizing that Allied received the letter yesterday, both PWC and Allied are in the process of assessing the comments in order to prepare a response. Management expects the initial response to the comment letter to take about a week. The time it takes for Corporation Finance to respond to the Company's response is not predictable by Allied.

Allied's management reiterated that they have no accounting issues and have previously said as much in the Financial Management's Commitment to Integrity and Clarity in Financial Reporting which was included in Allied's 2001 Annual Report and is posted on the Company's website. This statement is personally signed by Pete Hathaway, Senior Vice President of Finance, Tom Martin, Treasurer, Jim Gray, Chief Accounting Officer and Controller, and Tom Ryan, Chief Financial Officer. Management urges you to take a look at it.

Perhaps of most significance should be the fact Mr. Van Weelden and Mr. Ryan will sign the certification, under oath, before the completion of the response to Corporation Finance or the completion of the re-audit.

Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                     /s/ THOMAS W. RYAN
         ------------------------------------------------------
                            Thomas W. Ryan
          Executive Vice President & Chief Financial Officer



Date:  July 31, 2002